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                                                           Exhibit 23-a



                          CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Kansas City Power & Light Company on Form S-4 of our report dated January 31, 1996, on our audits of the consolidated financial statements of Kansas City Power & Light Company and Subsidiary as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".


                                            /s/ COOPERS & LYBRAND L.L.P.
                                            -------------------------------
                                                COOPERS & LYBRAND L.L.P.

Kansas City, Missouri

June 20, 1996